UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2006

DDi Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30241	061576013
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1220 Simon Circle, Anaheim, California		92806
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-688-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2006, DDi Corp. (the "Company") issued 2,302,001 shares of its common stock, $0.001 par value, in connection with the exercise of the outstanding warrants that were originally issued by the Company on September 21, 2005 to the standby purchasers for the Company’s 2005 rights offering. The common shares were issued at an exercise price of $5.25 per share, which was the subscription price for the 2005 rights offering, for an aggregate cash purchase price of $12,085,505. In connection with this issuance, no underwriters were utilized and no commissions were paid.

The issuance and sale of the Company’s common shares discussed above were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 4(2) of the Securities Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Securities Act as transactions which did not involve a public offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDi Corp.

August 2, 2006	By:	Kurt E. Scheuerman

Name: Kurt E. Scheuerman
Title: Vice President & General Counsel